Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Senior Manager, Marketing Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for First Quarter of Fiscal 2010

SUNNYVALE, Calif., October 29, 2009 – Accuray Incorporated (Nasdaq: ARAY) (“Accuray”), a global leader in the field of radiosurgery, announced today its financial results for the first quarter of fiscal year 2010, ended September 30, 2009.

For the first quarter of fiscal 2010, Accuray reported total revenue of $50.6 million, compared to the first quarter of fiscal 2009 total revenue of $55.9 million.  The revenue component associated with legacy Platinum contracts was $10.2 million for the first quarter of fiscal 2010 versus $18.8 million for the first quarter of fiscal 2009.  Revenue, excluding revenue associated with Platinum contracts, grew year-over-year 9%.

Accuray reported a net loss for the first quarter of fiscal 2010 of $3.3 million, or $0.06 per share, compared to a net loss of $3.2 million, or $0.06 per share, during the same period last year. The loss was driven by seasonably low first quarter revenue and lower than normal gross margin during the first quarter. Non-cash, stock based compensation charges were $3.1 million for the first quarter of fiscal 2010.

As previously announced, at the beginning of fiscal year 2010, Accuray has refined its definition of backlog, which will include non-contingent orders that fulfill refined criteria. Applying these refined criteria to the backlog as of June 30, 2009 would yield a backlog of $282 million. At the end of the first quarter of fiscal 2010, total backlog was $291 million. During the first quarter of fiscal 2010, nine orders for CyberKnife® Robotic Radiosurgery Systems (“CyberKnife Systems”) met the refined criteria and were added to Accuray’s backlog, which combined with service renewal orders and other ancillary accessory orders, yielded a total addition to backlog of $58.8 million. There were no cancellations to backlog in the first quarter, under either the current criteria or previous non-contingent definition.

In the first quarter of fiscal 2010, four new CyberKnife Systems were installed, compared to five installations during the same period last year. At the end of the first quarter, the worldwide CyberKnife Systems installation base was 180 units.

“We are pleased that revenue in the first quarter exceeded our earlier guidance,” said Euan S. Thomson, Ph.D., Accuray’s president and chief executive officer. “While we anticipated a seasonably low first quarter, we expect the remainder of the year to reflect the increasing worldwide demand for full body radiosurgery treatments with the CyberKnife.”

Accuray’s cash and investment balances at the end of the first quarter of fiscal 2010 totaled $152.6 million, which includes cash and cash equivalents of $33.3 million, restricted cash of $1.5 million, short-term investments of $69.0 million and long-term investments of $48.8 million.

Outlook

The following statement is forward-looking and actual results may differ materially. During fiscal year 2010 Accuray maintains the expectation that revenue will be in the range of $215 million to $230 million. CyberKnife System revenue, which represents approximately two-thirds of total revenue, is driven by customer installation schedules.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of Accuray’s web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors today, Thursday, October 29, 2009 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-800-638-4930 (USA) or 1-617-614-3944 (International), Conference ID:  97746759. A live webcast of the call will also be available from the Investor Relations section on Accuray’s web site at www.accuray.com. In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 79365074, beginning at 5:00 p.m. PT / 8:00 p.m. ET, October  29, 2009 and will be available through November 1, 2009. A webcast replay will also be available from the Investor Relations section of Accuray’s web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the second quarter of fiscal 2010, ending December 31, 2009.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 70,000 patients worldwide and currently 180 CyberKnife Systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2010, the portion of revenue attributable to CyberKnife System revenue, realization of backlog, customer installation schedules, and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2009 fiscal year which has been filed with the Securities and Exchange Commission as well as our quarterly report on Form 10-Q, for the first quarter of fiscal year 2010, which will be filed with the Securities and Exchange Commission. Accuray assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	September 30, 2009	September 27, 2008
Net revenue:
Products	$30,346	$37,455
Shared ownership program	481	1,036
Services	19,654	15,907
Other	94	1,459
Total net revenue	50,575	55,857
Cost of revenue:
Cost of products	14,651	14,744
Cost of shared ownership program	321	262
Cost of services	13,920	11,185
Cost of other	64	1,237
Total cost of revenue	28,956	27,428
Gross profit	21,619	28,429
Operating expenses:
Selling and marketing	8,649	13,480
Research and development	7,662	8,754
General and administrative	8,930	10,433
Total operating expenses	25,241	32,667
Loss from operations	(3,622)	(4,238)
Interest and other income, net	485	1,113
Loss before provision for income taxes	(3,137)	(3,125)
Provision for income taxes	139	54
Net loss	$(3,276)	$(3,179)

Net income per common share, basic and diluted:
Basic	$(0.06)	$(0.06)
Diluted	$(0.06)	$(0.06)

Weighted average common shares outstanding used in computing net income per share:
Basic	56,713	54,625
Diluted	56,713	54,625

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$231	$632
Selling and marketing	$808	$1,045
Research and development	$648	$782
General and administrative	$1,418	$2,512

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	June 27,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$33,340	$36,835
Restricted cash	1,498	527
Short-term marketable securities	68,983	64,634
Accounts receivable, net of allowance for doubtful accounts of $24 at September 30, 2009 and $484 at June 27, 2009	30,305	36,427
Inventories	25,679	28,909
Prepaid expenses and other current assets	7,896	6,186
Deferred cost of revenue—current	18,166	18,984
Total current assets	185,867	192,502
Long-term marketable securities	48,757	57,252
Property and equipment, net	14,061	15,066
Goodwill	4,495	4,495
Intangible assets, net	582	668
Deferred cost of revenue—noncurrent	2,369	2,933
Other assets	1,498	1,470
Total assets	$257,629	$274,386
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,467	$14,941
Accrued expenses	14,685	16,188
Customer advances—current	15,096	13,185
Deferred revenue—current	58,169	68,105
Total current liabilities	96,417	112,419
Long-term liabilities:
Long-term other liabilities	288	288
Customer advances—noncurrent	—	—
Deferred revenue—noncurrent	6,117	7,777
Total liabilities	102,822	120,484

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 59,542,259 and 58,783,159 shares at September 30, 2009 and June 27,2009, respectively; outstanding: 57,405,241 and 56,643,529 shares at September 30, 2009 and June 27, 2009, respectively	57	57
Additional paid-in capital	278,136	273,946
Accumulated other comprehensive income	407	416
Accumulated deficit	(123,730)	(120,517)
Total stockholders’ equity	154,870	153,902

Total liabilities and stockholders’ equity	$257,629	$274,386